UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2026
 ______________________
INGREDION INCORPORATED
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois		60154
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 551-2600
Not Applicable
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events.

On February 9, 2026, the Board of Directors (the “Board”) of Ingredion Incorporated (the “Company”), appointed James P. Zallie, the Company’s President and Chief Executive Officer, to also be the Company’s Chairman of the Board. Immediately prior to this, Gregory B. Kenny resigned from his position as non-executive Chairman of the Board, a position in which he had served since August 1, 2018. Mr. Kenny will continue his service on the Board. In connection with the appointment of Mr. Zallie as Chairman of the Board, the independent directors of the Board elected Victoria J. Reich to serve as Lead Director, in which position, among other responsibilities, she will serve as the principal liaison between the independent directors and the new executive Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2026	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer